UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 17, 2017

Agritech Worldwide, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-32134	36-4197173
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1101 Campus Drive

Mundelein, Illinois  60060

(Address of principal Mr. Kahn offices)

Registrant’s telephone number, including area code: (847) 549-6002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 17, 2017, Jonathan Kahn, the Chief Executive Officer of Agritech Worldwide, Inc. (the “Company”), Morris Garfinkle, the Chairman of the Board of Directors of the Company (the “Board”), and the Garfinkle Revocable Trust filed a Schedule 13D with the Securities and Exchange Commission, which, among other things, described a term sheet (the “Term Sheet”), which was annexed to the Schedule 13D, that they had presented to the Company’s Special Committee of the Board. The Term Sheet is for a proposed convertible preferred stock financing relating to the potential issuance by the Company of shares of up to $6,000,000 but not less than $4,000,000 of a newly-created series of preferred stock of the Company. As proposed, such newly-created preferred stock would be convertible into up to a maximum of 75% of the Company’s equity (on a fully-diluted basis) and would be entitled, as a class, to designate three of the five directors of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2017	Agritech Worldwide, Inc.

	By:	/s/ Jonathan Kahn
	Name:	Jonathan Kahn
	Title:	Chief Executive Officer

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